Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Second Quarter Fiscal Year 2025 Financial Results

Consistent Execution Drives Third Quarter of Sequential Revenue Growth, Powering Earnings Above Guidance

Morrisville, NC, January 29, 2025 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its second quarter ended December 31, 2024 that highlight continued market recovery in enterprise networking, and marks Extreme's third consecutive quarter of sequential revenue growth.

"Our competitive win rates continue to improve, especially with larger enterprise customers. Our success is based on the simplicity and feature differentiation of our cloud networking platform and unique enterprise campus fabric solution. Changes in the competitive environment and early traction with our commercial models are creating new growth opportunities for us," said Ed Meyercord, President and Chief Executive Officer.

"In the second quarter we announced our vision for Extreme Platform ONETM, our innovative technology platform, that integrates Extreme's networking and security solutions by collapsing all of our applications into a single interface. We are introducing new AI models at the core of the platform that will drive impactful advances to the networking experience. Platform ONE will drive significant productivity gains for IT teams in network design, deployment, management and commercial operations, by reducing complex tasks from hours to minutes," concluded Meyercord.

Kevin Rhodes, Executive Vice President and Chief Financial Officer stated, "The continued sequential revenue growth in the second quarter, coupled with higher operating margin and earnings growth, demonstrates the strong operating leverage in our financial model. We expect better than seasonal revenue for third quarter, at the midpoint of our outlook, and further improvement in cash flow generation. For FY25, we expect growth in revenue, along with higher operating margins and cash flow generation, based on the ongoing recovery in our business and prudent management of our expenses."

Fiscal Second Quarter Results:

•
Revenue $279.4 million, down 5.7% year-over-year, and up 3.8% quarter-over-quarter
•
SaaS ARR $181.1 million, up 14.4% year-over-year, and up 4.0% quarter-over-quarter
•
GAAP diluted EPS $0.06, compared to GAAP diluted EPS $0.03 last year and GAAP Loss per share $0.08 last quarter
•
Non-GAAP diluted EPS $0.21, compared to $0.24 last year and $0.17 last quarter
•
GAAP gross margin 62.7% compared to 61.9% last year and 63.0% last quarter
•
Non-GAAP gross margin 63.4% compared to 62.5% last year and 63.7% last quarter

•
GAAP operating profit margin 4.5% compared to GAAP operating profit margin 3.5% last year and GAAP operating loss margin 1.8% last quarter
•
Non-GAAP operating profit margin 14.7% compared to 14.8% last year and 12.4% last quarter

Liquidity:

•
Q2 ending cash balance was $170.3 million, an increase of $10.8 million from the end of Q1 2025 and a decrease of $51.1 million from the end of Q2 in the prior year.
•
Q2 net debt was $14.7 million, a decrease of $13.3 million from net debt of $28.0 million at the end of Q1 2025 and an increase of $41.1 million from net cash of $26.4 million at the end of Q2 in the prior year.
•
During Q2, we generated net cash flow from operations of $21.5 million and had free cash flow of $16.1 million.

Recent Key Highlights:

•
Extreme introduced Extreme Platform ONE, an innovative technology platform that integrates networking, security and AI to drive automation that helps customers reduce complex tasks from hours to minutes. The platform’s AI-powered automation includes conversational, interactive and autonomous AI agents—to assist, advise and accelerate the productivity of networking, security and business teams. CRN Magazine named Platform ONE one of the “Ten Hottest Networking Products of 2024.”
•
Extreme continued its dominance in professional sports, as the Pittsburgh Steelers will deploy state-of-the-art 6GHz Wi-Fi to enhance the fan experience and optimize retail PoS systems, ensuring faster transactions and shorter concession lines. NHL teams such as the Anaheim Ducks, Calgary Flames, Columbus Blue Jackets, St. Louis Blues, and Nashville Predators have deployed Extreme Fabric and ExtremeCloud IQ, to improve in-arena Wi-Fi, deliver immersive fan experiences, support new digital services and secure IoT devices running throughout the arenas.
•
The München Klinik, the largest hospital network in Munich and the number one emergency hospital in the region has invested in Extreme Fabric, Universal switching and ExtremeCloud IQ to provide a more robust and secure network across its five sites. The investment in Extreme will help them advance patient care, better secure patient records and improve the performance of medical devices.
•
Philadelphia International Airport selected Extreme for core routing services as well as secure automation via Extreme Fabric and Extreme’s Network Access Control (NAC) solution. PHL serves over 12 million passengers a year and is upgrading its terminals and technology. Deploying Extreme's technology provides the network team increased agility during construction phases of the projects in addition to daily operations.
•
UK-based law firm Taylor Wessing needed to update its legacy infrastructure across its 28 offices. With Extreme Wireless and ExtremeCloud IQ, the firm will have faster Wi-Fi for employees, streamlined network management for its IT team and a simplified licensing structure that will be easier to manage and scale as the firm continues to grow.

•
The City of Temple, Texas needed to modernize its network infrastructure and help its IT staff better support services across multiple municipal offices for its rapidly growing population. Temple selected Extreme to fully refresh its wired and wireless network and standardize its infrastructure on Extreme Fabric, significantly improving network security, visibility and control.
•
Extreme was recognized as one of the Great Tech Places to Work by NC TECH, and was ranked #33 on Newsweek's 2025 Excellence 1000 Index, demonstrating our commitment to innovation, ethical practices, and sustainability while prioritizing our customers, employees, and global impact. ExtremeCloud Universal ZTNA was also named a winner in the 2025 BIG Innovation Awards and in the TMCNet 2024 Cybersecurity Excellence Awards.

Fiscal Q2 2025 Financial Metrics:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	December 31, 2024	December 31, 2023	Change
Product	$172.3	$186.6	$(14.3)
Subscription and support	107.1	109.8	(2.7)
Total net revenue	$279.4	$296.4	$(17.0)
Gross margin	62.7%	61.9%	0.8%
Operating margin	4.5%	3.5%	1.0%
Net income	$7.4	$4.0	$3.4
Net income per diluted share	$0.06	$0.03	$0.03

	Non-GAAP Results
	Three Months Ended
	December 31, 2024	December 31, 2023	Change
Product	$172.3	$186.6	$(14.3)
Subscription and support	107.1	109.8	(2.7)
Total net revenue	$279.4	$296.4	$(17.0)
Gross margin	63.4%	62.5%	0.9%
Operating margin	14.7%	14.8%	(0.1)%
Net income	$28.6	$31.5	$(2.9)
Net income per diluted share	$0.21	$0.24	$(0.03)

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by (used in) operating activities, less capital expenditures for purchases of property and equipment and capitalized software development costs. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property and equipment and capitalized software development costs, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period. The following table shows non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flow provided by operations	$21.5	$34.3	$40.1	$109.9
Less: Property and equipment capital expenditures	(5.4)	(5.7)	(12.3)	(10.0)
Total free cash flow	$16.1	$28.6	$27.8	$99.9

SaaS ARR: Extreme uses SaaS annual recurring revenue (“SaaS ARR”) to identify the annual recurring revenue of ExtremeCloud IQ and other subscription revenue, based on the annualized value of quarterly subscription revenue and term-based licenses. We believe that SaaS ARR is an important metric because it is driven by our ability to acquire new customers and to maintain and expand our relationships with existing customers. SaaS ARR should be viewed independently of revenue or deferred revenue that are accounted for under U.S. GAAP. SaaS ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. SaaS ARR is not intended to be a replacement for forecasts of revenue.

Gross Debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, if any.

Net Cash (Debt) is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

Cash and cash equivalents	Gross debt	Net cash (debt)
$170.3	$185.0	$(14.7)

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

For its third quarter of fiscal 2025, ending March 31, 2025, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ3'25 Guidance – GAAP
Total net revenue	$276.0	$284.0
Gross margin	61.2%	62.2%
Operating margin	0.0%	2.1%
Earnings (Loss) per share	$(0.04)	$0.00
Shares outstanding used in calculating GAAP EPS	133.3	134.7
FQ3'25 Guidance – Non-GAAP
Total net revenue	$276.0	$284.0
Gross margin	62.0%	63.0%
Operating margin	12.0%	13.7%
Earnings per share	$0.16	$0.20
Diluted Shares outstanding used in calculating non-GAAP EPS	134.7	134.7

The following table shows the GAAP to non-GAAP reconciliation for Q3 FY'25 guidance:

	FQ3'25
	Gross Margin	Operating Margin	Earnings (Loss) per Share
GAAP	61.2% - 62.2%	0.0% - 2.1%	($0.04) - $0.00
Estimated adjustments for:
Share-based compensation	0.6%	7.4% - 7.8%	0.16
Amortization of product intangibles	0.2%	0.2%	0.01
Amortization of non-product intangibles	—	0.2%	—
Restructuring and related charges	—	1.0%	0.02
Litigation charges	—	0.7%	0.01
System transition cost	—	2.1%	0.04
Tax adjustment	—	—	(0.04)
Non-GAAP	62.0% - 63.0%	12.0% - 13.7%	$0.16-$0.20

The total of percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2025, ending June 30, 2025, the Company is targeting (in millions):

	Low-End	High-End
FY'25 Guidance
Total net revenue	$1,120.0	$1,138.0

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the second quarter results of fiscal 2025 as well as the business outlook for the third quarter of fiscal 2025 ending March 31, 2025, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Extreme Networks Q2'25 Earnings Registration) and you will be provided with dial in details. If you would like to participate in the Q&A, please register here: Q&A Registration Link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) creates networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Tens of thousands customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website at https://www.extremenetworks.com/ or LinkedIn, YouTube, Twitter, Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo, are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

Statements in this press release, including statements regarding those concerning the Company’s business outlook and future operating metrics, financial and operating results, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic and business trends; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks related to pending or future litigation; political and geopolitical factors, including but not limited to the potential of tariffs imposed by the U.S. government and changes to U.S. tax regulations; and a dependency on third parties for certain components and for the manufacturing of the Company’s products.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, Quarterly Report on 10-Q for the quarter ended September 30, 2024 and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$170,322	$156,699
Accounts receivable, net	117,575	89,518
Inventories	132,278	141,032
Prepaid expenses and other current assets	75,114	79,677
Total current assets	495,289	466,926
Property and equipment, net	36,735	43,744
Operating lease right-of-use assets, net	41,609	44,145
Goodwill	391,981	393,709
Intangible assets, net	8,221	10,613
Other assets	107,109	83,457
Total assets	$1,080,944	$1,042,594
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,371	$51,423
Accrued compensation and benefits	59,521	42,064
Accrued warranty	10,036	10,942
Current portion of deferred revenue	312,050	306,114
Current portion of long-term debt, net of unamortized debt issuance costs of $752 and $674, respectively	11,748	9,326
Current portion, operating lease liabilities	10,997	10,547
Other accrued liabilities	77,499	87,172
Total current liabilities	534,222	517,588
Deferred revenue, less current portion	277,419	268,909
Long-term debt, less current portion, net of unamortized debt issuance costs of $1,634 and $1,735, respectively	170,866	178,265
Operating lease liabilities, less current portion	37,994	41,466
Deferred income taxes	6,771	7,978
Other long-term liabilities	2,464	3,106
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 150,866 and 148,503 shares issued, respectively; 132,647 and 130,284 shares outstanding, respectively	151	149
Additional paid-in-capital	1,253,296	1,220,379
Accumulated other comprehensive loss	(19,354)	(15,483)
Accumulated deficit	(945,084)	(941,962)
Treasury stock at cost, 18,219 and 18,219 shares, respectively	(237,801)	(237,801)
Total stockholders’ equity	51,208	25,282
Total liabilities and stockholders’ equity	$1,080,944	$1,042,594

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenues:
Product	$172,261	$186,611	$334,545	$440,094
Subscription and support	107,094	109,766	214,014	209,420
Total net revenues	279,355	296,377	548,559	649,514
Cost of revenues:
Product	72,604	81,493	142,006	190,029
Subscription and support	31,628	31,514	61,923	63,179
Total cost of revenues	104,232	113,007	203,929	253,208
Gross profit:
Product	99,657	105,118	192,539	250,065
Subscription and support	75,466	78,252	152,091	146,241
Total gross profit	175,123	183,370	344,630	396,306
Operating expenses:
Research and development	54,883	52,833	109,334	110,849
Sales and marketing	79,967	85,154	161,350	177,074
General and administrative	26,064	25,384	62,665	49,257
Restructuring and related charges	1,035	9,174	2,312	11,891
Amortization of intangible assets	509	509	1,021	1,020
Total operating expenses	162,458	173,054	336,682	350,091
Operating income	12,665	10,316	7,948	46,215
Interest income	839	1,430	1,685	2,656
Interest expense	(4,179)	(4,269)	(8,601)	(8,587)
Other income (expense), net	661	(420)	(60)	12
Income before income taxes	9,986	7,057	972	40,296
Provision for income taxes	2,604	3,069	4,094	7,632
Net income (loss)	$7,382	$3,988	$(3,122)	$32,664

Basic and diluted income (loss) per share:
Net income (loss) per share – basic	$0.06	$0.03	$(0.02)	$0.25
Net income (loss) per share – diluted	$0.06	$0.03	$(0.02)	$0.25

Shares used in per share calculation – basic	132,381	128,987	131,778	128,885
Shares used in per share calculation – diluted	134,107	131,514	131,778	132,786

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income (loss)	$(3,122)	$32,664
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,804	9,485
Amortization of intangible assets	2,251	3,064
Reduction in carrying amount of right-of-use asset	4,894	5,891
Provision for credit losses	27	82
Share-based compensation	41,219	40,876
Deferred income taxes	(987)	(21)
Provision (Benefit) for excess and obsolete inventory(1)	(271)	16,043
Non-cash interest expense	594	532
Other	(801)	(2,481)
Changes in operating assets and liabilities:
Accounts receivable, net	(28,083)	69,915
Inventories(1)	411	(80,595)
Prepaid expenses and other assets	(9,969)	(7,850)
Accounts payable	1,177	(12,263)
Accrued compensation and benefits	16,995	(20,625)
Operating lease liabilities	(5,375)	(6,444)
Deferred revenue	17,421	48,272
Other current and long-term liabilities	(4,067)	13,320
Net cash provided by operating activities	40,118	109,865
Cash flows from investing activities:
Capital expenditures	(12,325)	(9,955)
Net cash used in investing activities	(12,325)	(9,955)
Cash flows from financing activities:
Net payments on revolving facility	—	(25,000)
Payments on debt obligations	(5,000)	(5,000)
Payments on debt financing costs	(695)	—
Repurchase of common stock	—	(49,855)
Payments for tax withholdings, net of proceeds from issuance of common stock	(8,300)	(33,387)
Net cash used in financing activities	(13,995)	(113,242)
Foreign currency effect on cash and cash equivalents	(175)	(91)
Net increase (decrease) in cash and cash equivalents	13,623	(13,423)

Cash and cash equivalents at beginning of period	156,699	234,826
Cash and cash equivalents at end of period	$170,322	$221,403

(1) The prior period amounts have been reclassified to conform to the current period presentation

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, net cash (debt) and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, debt refinancing charges and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog. The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring and related charges. Restructuring and related charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of our customer relationship management solution and our configure, price, quote solution. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for a non-recurring pending litigation offset by any proceeds received or expected to be received from insurance.

Debt refinancing charges. Debt refinancing charges consist of costs that were not capitalizable and are included in other income (expense), that occurred in conjunction with the amendment related to our outstanding credit facility.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP provision for income taxes has typically been and is currently higher than the GAAP provision given the Company has a valuation allowance against its US and a portion of its Irish deferred tax assets due to historical losses. Once these valuation allowances are released, the non-GAAP and the GAAP provision for income taxes will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues – GAAP	$279,355	$296,377	$548,559	$649,514

Non-GAAP Gross Margin	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gross profit – GAAP	$175,123	$183,370	$344,630	$396,306
Gross margin – GAAP percentage	62.7%	61.9%	62.8%	61.0%
Adjustments:
Share-based compensation expense, Product	680	464	1,298	947
Share-based compensation expense, Subscription and support	798	749	1,487	1,615
Amortization of intangibles, Product	589	593	1,195	1,737
Amortization of intangibles, Subscription and support	—	—	—	272
Total adjustments to GAAP gross profit	$2,067	$1,806	$3,980	$4,571
Gross profit – non-GAAP	$177,190	$185,176	$348,610	$400,877
Gross margin – non-GAAP percentage	63.4%	62.5%	63.6%	61.7%

Non-GAAP Operating Margin	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP operating income	$12,665	$10,316	$7,948	$46,215
GAAP operating margin	4.5%	3.5%	1.4%	7.1%
Adjustments:
Share-based compensation expense, cost of revenues	1,478	1,213	2,785	2,562
Share-based compensation expense, R&D	4,467	4,435	8,680	8,812
Share-based compensation expense, S&M	7,596	7,535	14,478	14,523
Share-based compensation expense, G&A	7,911	7,774	15,276	14,979
Restructuring and related charges	1,035	9,174	2,312	11,891
Litigation charges	877	1,353	11,593	2,813
System transition costs	4,026	1,030	9,371	1,599
Amortization of intangibles	1,098	1,102	2,216	3,029
Total adjustments to GAAP operating income	$28,488	$33,616	66,711	60,208
Non-GAAP operating income	$41,153	$43,932	$74,659	$106,423
Non-GAAP operating margin	14.7%	14.8%	13.6%	16.4%

Non-GAAP Net Income (Loss)	Three Months Ended		Six Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income (loss)	$7,382	$3,988	$(3,122)	$32,664
Adjustments:
Share-based compensation expense	21,452	20,957	41,219	40,876
Restructuring and related charges	1,035	9,174	2,312	11,891
Litigation charges	877	1,353	11,593	2,813
System transition costs	4,026	1,030	9,371	1,599
Amortization of intangibles	1,098	1,102	2,216	3,029
Debt refinancing charges, Other income (expense)	—	—	79	—
Tax effect of non-GAAP adjustments	(7,297)	(6,129)	(12,695)	(14,857)
Total adjustments to GAAP net income (loss)	$21,191	$27,487	$54,095	$45,351
Non-GAAP net income	$28,573	$31,475	$50,973	$78,015

Earnings (Loss) per share
GAAP net income (loss) per share – diluted	$0.06	$0.03	$(0.02)	$0.25
Non-GAAP net income (loss) per share – diluted	$0.21	$0.24	$0.38	$0.59

Shares used in net income (loss) per share – diluted:
GAAP Shares used in per share calculation – basic	132,381	128,987	131,778	128,885
Potentially dilutive equity awards	1,726	2,527	1,462	3,901
GAAP and Non-GAAP shares used in per share calculation – diluted	134,107	131,514	133,240	132,786